Exhibit 99.3

NEWS RELEASE

UNITED REFINING ENERGY CORP.

ADJOURNS SPECIAL MEETING OF WARRANTHOLDERS AND

SPECIAL MEETING OF STOCKHOLDERS

NEW YORK, NY– December 10, 2009 – United Refining Energy Corp. (the “Company”) (NYSE Amex: URX; Units: URX-U; Warrants: URX-WT) announced that the Special Meeting of Warrantholders was convened today and immediately adjourned to 10:00 a.m. Eastern Time on Friday, December 11, 2009. In addition, the Company announced that the Special Meeting of Stockholders was convened today and immediately adjourned to 10:30 a.m. Eastern Time on Friday, December 11, 2009.

Additional information regarding the Company, its proposed acquisition of Chaparral Energy, Inc. and the related transactions is available in the definitive proxy statement/final prospectus filed with the Securities and Exchange Commission (“SEC”) on November 30, 2009, copies of which, together with other filings of the Company, may be obtained without charge, at the SEC’s website at http://www.sec.gov.

Not a Proxy Statement/Prospectus

This press release is not a proxy statement/prospectus or a solicitation of proxies from the holders of the Company’s securities. Any solicitation of proxies will be made only pursuant to the proxy statement/prospectus mailed to all warrantholders and stockholders who held such securities as of the record date. Interested investors and securityholders are urged to read the definitive proxy statement/final prospectus because it contains important information about the Company, Chaparral and the proposals to be presented at the Special Meeting of Warrantholders and at the Special Meeting of Stockholders.

About United Refining Energy Corp.

The Company is a special purpose acquisition company formed in 2007 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more businesses or assets in the energy industry. The Company’s initial public offering of units was consummated on December 17, 2007, raising net proceeds of approximately $464 million (which includes the proceeds of a private placement of 15,600,000 warrants for $15.6 million to its sponsor), of which approximately $449 million was placed in a trust account immediately following the IPO. Each unit is composed of one share of Company common stock and one warrant with an exercise price of $7.00. As of November 20, 2009, the Company held approximately $451.4 million (or approximately $10.03 per share) in a trust account maintained by an independent trustee, which will be released upon the consummation of the proposed transaction. For more information on the Company, please refer to SEC filings or visit www.urxny.com.

About Chaparral Energy, Inc.

Chaparral is an independent oil and natural gas exploitation and production company headquartered in Oklahoma City, Oklahoma. Since its inception in 1988, Chaparral has increased reserves and production primarily by acquiring and enhancing properties in its core areas of the Mid-Continent and the Permian Basin. Beginning in 2000, Chaparral expanded its geographic focus to include additional areas of Gulf Coast, Ark-La-Tex, North Texas and the Rocky Mountains. For more information on Chaparral please visit www.chaparralenergy.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company, Chaparral and the combined entity’s business after completion of the proposed transactions. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, which are based upon the current beliefs and expectations of the management of the Company and Chaparral, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Certain factors, which are set forth in the Company’s definitive proxy statement/final prospectus mailed on November 30, 2009, could cause actual results to differ from those set forth in the forward-looking Statements. The information set forth herein should be read in light of such risks. Neither the Company nor Chaparral assumes any obligation to update the information contained in this release.

Additional Information and Where to Find It

This press release is being made pursuant to and in compliance with Rules 145, 165 and 425 of the Securities Act of 1933, as amended, and does not constitute an offer of any securities for sale or a solicitation of an offer to buy any securities. The Company, Chaparral and their respective directors and officers may be deemed to be participants in the solicitation of proxies for the special meetings of United’s stockholders and warrantholders to be held to approve the proposed transactions described herein. The underwriters of the Company’s initial public offering may provide assistance to the Company, Chaparral and their respective directors and executive officers, and may be deemed to be participants in the solicitation of proxies. A substantial portion of the underwriters’ fees relating to United’s initial public offering were deferred pending stockholder approval of the Company’s initial business combination, and stockholders are advised that the underwriters have a financial interest in the successful outcome of the proxy solicitation. The Company’s stockholders and warrantholders are advised to read the definitive proxy statement/final prospectus filed with the SEC on November 30, 2009, as well as other documents filed with the SEC in connection with the solicitation of proxies for the special meetings because these documents contain important information. The Company’s stockholders and warrantholders are able to obtain a copy of the definitive proxy statement/final prospectus, without charge, by directing a request to: United Refining Energy Corp., 823 Eleventh Avenue, New York, NY 10019, or obtain a copy, without charge, at the SEC’s website at http://www.sec.gov.

Contacts:

United Refining Energy Corp.

Investor inquiries:

Matthew Abenante

Capital Link, Inc.

212-661-7566

URX@CapitalLink.com

Website: www.urxny.com

Media inquiries:

Gerald McKelvey

Rubenstein Associates, Inc.

212-843-8013

gmckelvey@rubenstein.com

Chaparral Energy, Inc.

Investor inquiries:

Joe Evans, CFO

405-478-8770

joe.evans@chaparralenergy.com

Media inquiries:

Lisa Elliott

DRG&E

713-529-6600

lelliott@drg-e.com